Exhibit 21.1

Subsidiaries of AXA Equitable Life Insurance Company

AS OF : DECEMBER 31, 2011

	State of Incorp. or Domicile	Parent’s Percent of Ownership or Control
AXA Equitable Life Insurance Company	NY	100.00%
Equitable Deal Flow Fund, L.P.	DE	-
Equitable Managed Assets, L.P.	DE	-
Real Estate Partnership Equities (various)	**	-
Equitable Holdings, LLC	NY	100.00%
SEE LISTING A
ACMC, LLC	DE	100.00%
EVSA, Inc.	DE	100.00%

LISTING A - Equitable Holdings, LLC

	State of Incorp. or Domicile	Parent’s Percent of Ownership or Control
AXA Equitable Life Insurance Company
Equitable Holdings, LLC
ELAS Securities Acquisition Corporation	DE	100.00%
Equitable Casualty Insurance Company	VT	100.00%
ECMC, LLC	DE	100.00%
Equitable Capital Private Income & Equity Partnership II, L.P.	DE	-
AllianceBernstein Corporation	DE	100.00%
SEE LISTING B
AXA Distributors, LLC	DE	100.00%
J.M.R. Realty Services, Inc.	DE	100.00%
Equitable Structured Settlement Corp.	DE	100.00%

LISTING B - AllianceBernstein Corporation

	State of Incorp. or Domicile	Parent’s Percent of Ownership or Control
AXA Equitable Life Insurance Company*
Equitable Holdings, LLC
AllianceBernstein Corporation	DE
AllianceBernstein Holding L.P.	DE
AllianceBernstein L.P.	DE
AllianceBernstein Trust Company, LLC	NH	100.00%
Cursitor Alliance LLC	DE	100.00%
Alliance Capital Management LLC	DE	100.00%
AllianceBernstein Real Estate Investments LLC	DE	100.00%
Sanford C. Bernstein & Co., LLC	DE	100.00%
AllianceBernstein International, LLC	DE	100.00%
Sanford C. Bernstein (Schwiez) GmbH	Switzerland	100.00%
AllianceBernstein Holdings Limited	U.K.	100.00%
AllianceBernstein Corporation of Delaware	DE	100.00%
AllianceBernstein (Argentina) S.R.L.	Argentina	99.00%*
AllianceBernstein Japan Inc.	DE	100.00%
AllianceBernstein Japan Ltd.	Japan	100.00%
AllianceBernstein Invest. Manage. Australia Limited	Australia	100.00%
AllianceBernstein Global Derivatives Corp.	DE	100.00%
AllianceBernstein Admin. de Carteiras (Brasil) Ltda.	Brazil	100.00%
AllianceBernstein Preferred Limited	U.K.	100.00%
AllianceBernstein Limited	U.K.	100.00%
ACM Bernstein GmbH	Germany	100.00%
AllianceBernstein Services Limited	U.K.	100.00%
AllianceBernstein (Luxembourg) S.A.	Lux.	99.98%*
AllianceBernstein (France) SAS	France	100.00%
AllianceBernstein (Mexico) S. de R.L. de C.V.	Mexico	100.00%
AllianceBernstein Australia Limited	Australia	50.00%
AllianceBernstein Canada, Inc.	Canada	100.00%
AllianceBernstein Inv. Res. (Proprietary) Limited	So Africa	80.00%
AllianceBernstein (Singapore) Ltd.	Singapore	100.00%
Alliance Capital (Mauritius) Private Ltd.	Mauritius	100.00%
AllianceBernstein Invest. Res. & Man. (India) Pvt.	India	100.00%
AllianceBernstein Oceanic Corporation	DE	100.00%
Alliance Capital Real Estate, Inc.	DE	100.00%
Alliance Corporate Finance Group Incorporated.	DE	100.00%
AllianceBernstein Asset Management (Korea) Ltd.	Korea	100.00%
AllianceBernstein Investments, Inc.	DE	100.00%
AllianceBernstein Investor Services, Inc.	DE	100.00%
AllianceBernstein Hong Kong Limited	Hong Kong	100.00%
AllianceBernstein Taiwan Ltd.	Taiwan	99.00%*
Sanford C. Bernstein Limited	U.K.	100.00%
SCB (CREST Nominees) Ltd.	U.K.	100.00%
Sanford C. Bernstein Proprietary Limited	Australia	100.00%

*	The remaining portion is owned by an affiliate.